As filed with the Securities and Exchange Commission on March 29, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GAP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	94-1697231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Folsom Street, San Francisco, CA 94105

(Address of Principal Executive Offices) (Zip Code)

GapShare Puerto Rico Plan

(Full title of the plan)

Michelle Banks, Esq.

The Gap, Inc.

Two Folsom Street

San Francisco, CA 94105

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (650) 952-4400

Copies to:

Nancy S. Gerrie, Esq.

Eric Orsic, Esq.

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, IL 60606

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.05 par value	25,000	$21.85	$546,250	$63.42

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the GapShare Puerto Rico Plan.
(2)	The proposed maximum offering price per share was computed pursuant to Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee, on the basis of $21.85 per share, the average of the high and low prices per share of the Registrant’s Common Stock on March 23 2011, as reported on the New York Stock Exchange.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference into this registration statement:

(a) The Annual Report on Form 10-K of The Gap, Inc. (the “Company” or the “Registrant”) for the fiscal year ended January 29, 2011 filed with the Securities and Exchange Commission (the “Commission”) on March 28, 2011; and

(b) The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on June 10, 1976; and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended (the “GCL”), as such law currently exists or may be amended so long as any such amendment authorizes action further eliminating or limiting the personal liabilities of directors, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under the Bylaws of the Company, each director and officer of the Company is entitled to indemnification to the fullest extent permitted by the laws of the State of Delaware against all expenses, liabilities and losses, judgments, fines and amounts paid in settlement incurred in connection with any pending, threatened or completed action, suit or proceeding in which he or she may be involved by reason of the fact that he or she is or was a director or officer of the Company or serving at the request of the Company as director or officer of an entity affiliated with the Company, provided that the standards of conduct specified in the GCL have been satisfied. Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than a derivative action) by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as an agent of another entity, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. In regard to a derivative action, indemnification may not be made in respect of any matter as to which an officer or director is adjudged to be liable unless the Delaware Court of Chancery, or the court in which such action was brought, shall determine that such person is fairly and reasonably entitled to indemnification.

The Company carries insurance policies indemnifying its directors and officers against liabilities arising from certain acts performed by them in their respective capacities as such. The policies also provide for reimbursement of the Company for any sums it may be required or permitted to pay pursuant to applicable law to its directors and officers by way of indemnification against liabilities incurred by them in their capacities as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.	EXHIBITS

4.1	GapShare Puerto Rico Plan Document (Conformed through Amendment No. 1).

4.2	Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended January 30, 1993).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended January 29, 2000).

4.4	Amended and Restated By-Laws of The Gap, Inc. (incorporated by reference to Exhibit 3(ii) to the Registrant’s Form 8-K filed with the Commission on February 18, 2011).

5.1	Opinion of McDermott Will & Emery LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of McDermott Will & Emery LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors.

The Registrant hereby undertakes that the GapShare Puerto Rico Plan Document (as amended, “Plan”) has been or will be submitted to the Internal Revenue Service (“IRS”) in a timely manner and all changes required by the IRS in order to qualify the Plan will be made.

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 29th day of March, 2011.

THE GAP, INC. (Registrant)

By	/s/ GLENN K. MURPHY
Glenn K. Murphy
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer: /s/ GLENN K. MURPHY Glenn K. Murphy	Chairman and Chief Executive Officer	March 29, 2011

Principal Financial and Principal Accounting Officer:

/s/ SABRINA L. SIMMONS Sabrina L. Simmons	Executive Vice President and Chief Financial Officer	March 29, 2011

Directors:

* Adrian D. P. Bellamy
	Director	March 29, 2011

* Domenico De Sole
	Director	March 29, 2011

* Robert J. Fisher
	Director	March 29, 2011

* William S. Fisher
	Director	March 29, 2011

* Bob L. Martin
	Director	March 29, 2011

* Jorge P. Montoya
	Director	March 29, 2011

* Glenn K. Murphy
	Director	March 29, 2011

* Mayo A. Shattuck III
	Director	March 29, 2011

* Katherine Tsang	Director	March 29, 2011

Represents a majority of the members of the Board of Directors.

*By:	/s/ Michelle Banks
Michelle Banks
Attorney-in-Fact**

**	By authority of the Power of Attorney of Directors filed as Exhibit 24.1 to this Registration Statement.

GAPSHARE PUERTO RICO PLAN

(Plan)

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 29th day of March, 2011.

By:	/s/ KEN KENNEDY
Ken Kennedy
Vice President – Human Resources, The Gap, Inc.

EXHIBIT INDEX

4.1	GapShare Puerto Rico Plan Document (Conformed through Amendment No. 1).

4.2	Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended January 30, 1993).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of The Gap, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended January 29, 2000).

4.4	Amended and Restated By-Laws of The Gap, Inc. (incorporated by reference to Exhibit 3(ii) to the Registrant’s Form 8-K filed with the Commission on February 18, 2011).

5.1	Opinion of McDermott Will & Emery LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of McDermott Will & Emery LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors.